Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

AB STATEMENT ON VISIUM TRANSACTION

New York, NY, July 27, 2016 - AllianceBernstein L.P. ("AB"), a leading global investment firm with $489.5 billion in assets under management as of June 30th, 2016, issued the following statement:
“Having determined that an opportunity involving the Visium Global Fund was not feasible, we will not proceed with the transaction.”

About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
At June 30, 2016, AB Holding owned approximately 35.9% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 63.8% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

www.abglobal.com    1 of 1